Exhibit 99.1

Nxt-ID, Inc. Announces Closing of Public Offering of Common Stock

Oxford, CT, October 21, 2015 – Nxt-ID, Inc. (NASDAQ: NXTD), (“Nxt-ID” or the “Company”), a biometric authentication company focused on the growing mobile commerce market and creator of the Wocket® smart wallet, today announced the closing of its previously announced underwritten public offering of 1,500,000 shares of its common stock at an offering price of $0.70 per share. No other securities were offered or sold in connection with this offering. Gross proceeds to the Company from this offering are approximately $1,050,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

The securities described above were offered by the Company through a prospectus supplement pursuant to the Company’s registration statement on Form S-3 (File No. 333-203637), declared effective by the Securities and Exchange Commission (the “SEC”) on May 14, 2015.

Copies of the prospectus supplement relating to the offering, when available, may be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com, or from the above-mentioned SEC website.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NXT- ID Inc. - Mobile Security for a Mobile World: (NXTD)

NXT-ID, Inc.'s innovative MobileBio® solution mitigates consumer risks associated with mobile computing, m-commerce and smart OS-enabled devices. The company is focused on the growing m-commerce market, launching its innovative MobileBio® suite of biometric solutions that secure consumers' mobile platforms led by Wocket®; a next generation smart wallet designed to replace all the cards in your wallet, no smart phone required. Wocket was recognized as one of the top technology products at CES 2015 by multiple media outlets including Wired.com. The Wocket works most anywhere credit cards are accepted and only works with your biometric stamp of approval or passcode. http://www.wocketwallet.com/

NXT-ID’s wholly owned subsidiary, 3D-ID LLC, is engaged in biometric identification and has 22 licensed patents in the field of 3D facial recognition. http://www.nxt-id.com/, http://3d-id.net/

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to NXT-ID, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

NXT- ID Inc Contact:

Corporate info: info@nxt-id.com

Investors:

investors@nxt-id.com

Media:

D. Van Zant

800 665-0411

press@nxt-id.com